                                                                       EXHIBIT 5


                            PIRCHER, NICHOLS & MEEKS
                                Attorneys at Law
                            1999 Avenue of the Stars
                                   Suite 2600
                         Los Angeles, California  90067
                                 (310) 201-8900
                               FAX (310) 201-8922


                               February 11, 1997



Varco International, Inc.
743 North Eckhoff Street
Orange, California  92868

Ladies & Gentlemen:

     We have acted as counsel to Varco International, Inc. (the "Company") in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement"), relating to 2,000,000 shares of the Company's Common Stock issuable under the Company's 1990 Stock Option Plan, as amended (the "Plan").

     We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such certificates of public officials and of officers of the Company and such other documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures on all documents examined by us are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform with the original executed documents.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is validly organized and existing under the laws of the State of California.

     2. Any shares of the Common Stock of the Company issued and sold by the Company upon the exercise of options granted pursuant to the provisions of the Plan will constitute validly authorized and issued Common Stock of the Company and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.

                              Very truly yours,

                              /s/ PIRCHER, NICHOLS & MEEKS